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                                                                    Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation in the Registration Statement (Forms S-8 Nos. 333-83285 and 333-58826) pertaining to the 1998 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Inet Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.



Dallas, Texas
February 27, 2002